Registration No. 333-227914

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CANNASSIST INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	2833	82-1873116
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

1548 Loch Ness Dr.

Fallbrook, CA 92028

760-990-3091

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

(800) 462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Jarvis J. Lagman, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock held by Selling Shareholders	6,300,000 Shares	$1.00	$6,300,000	$$784.35

(1)	This Registration Statement covers the resale by our selling shareholders (the “Selling Shareholders”) of up to 6,300,000 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 6,300,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated _____________

CANNASSIST INTERNATIONAL CORP.

6,300,000 Shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 6,300,000 shares of common stock (the “Shares”) of CannAssist International Corp. (“CannAssist” or the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 6,300,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (SEC). All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$1.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus.

1548 Loch Ness Dr.

Fallbrook, CA 92028

760-990-3091

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Corporate History and General Information

CannAssist International Corp. was originally named Iris Grove Acquisition Corporation ("Iris Grove ") and incorporated on May 17, 2017 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In July 2017, Iris Grove Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10-12g pursuant to Securities Exchange Act of 1934 and became a public reporting company. In May 2018, the Company effected a change in control of Iris Grove Acquisition Corporation. As part of that change in control, the then officers and directors of Iris Grove resigned, the Company redeemed 20,000,000 shares of the then 20,000,000 shares of common stock outstanding. Mark Palumbo was appointed the sole officer and director of the Company and the Company issued an aggregate of 4,200,000 shares of common stock to Mr. Palumbo and a group of investors. In addition, the Company changed its name to CannAssist International Corp.

The Company's corporate offices are located at 412 North Main Street, Buffalo, Wyoming 82834. The Company's email address is info@xceptorllc.com, and its website is xceptorcbd.com. The Company’s telephone number is 760-990-3091.

Business

CannAssist produces and sells its cannabidiol ("CBD") product, “Cibidinol,” which is formulated based on a process developed by its founder Mark Palumbo (US Provisional Patent Number 62/581,605). CBD is a non-psychoactive compound found in hemp and cannabis. CannAssist’s initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products, most notably its CBD product, Cibidinol. Cibidinol will be available in a line of consumable and topical products that the Company believes will make enhanced CBD products more available and accessible to consumers.

Business Combination with Xceptor LLC

On July 12, 2018, CannAssist International Corp., a Delaware corporation (the “Company”), entered into a share exchange acquisition agreement (the “Acquisition Agreement”) with Xceptor LLC, a private company organized under the laws of Wyoming (“Xceptor”). Under the Acquisition Agreement, the Company issued to the members of Xceptor a total amount of 3,000,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding membership interests of Xceptor. Mr. Mark Palumbo, who is the officer, director and majority shareholder of the Company, was an officer and member of Xceptor LLC prior to the Acquisition. As a result of the Acquisition, Xceptor became a wholly owned subsidiary of the Company and the Company had taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations. Just prior to the business combination on July 12, 2018, Mark Palumbo, the Company’s sole officer and director currently and just prior to the business combination, was the owner of 60% of the outstanding membership interests of Xceptor LLC and also was the owner of 3,000,000 shares of the common stock of the Company (which constituted 71% of the 4,200,000 total number of shares of the common stock of the Company then issued and outstanding just prior to the business combination on July 12, 2018). Since the Company and Xceptor were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction.

Risks and Uncertainties facing the Company

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build relationships with customers and effectively market its products in order to execute the business plan of the Company on a broad scale. Further, there is no guarantee that the Company will be able to identify sufficient numbers of customers to generate enough revenues to continue operations or proceed with developing its business in accordance with its business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to pay for the manufacturing of its products. Secondarily, following the manufacturing of its products, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy; however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

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Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products. Section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to prosecution thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that the Company would be subject to prosecution under the CSA in the event that its CBD products are found to contain more than 0.3 percent THC.

Furthermore, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) provides additional regulations regarding the production of hemp-based products and there is the risk that the Company’s CBD products may be found to be in violation of these regulations. Specifically, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) contains provisions relating to the shared state-federal jurisdiction over hemp cultivation and production, whereby states and Indian tribes have been delegated the broad authority to regulate and limit the production and sale of hemp and hemp products within their borders. Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), a plan under which a State or Indian tribe monitors and regulates the production of hemp shall only be required to include “(i) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (ii) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (iii) a procedure for the effective disposal of—(I) plants, whether growing or not, that are produced in violation of this subtitle; and (II) products derived from those plants; (iv) a procedure to comply with enforcement procedures [ ]; (v) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of [applicable law]; (vi) a procedure for submitting the information [ ], as applicable, to the Secretary of Agriculture (the “Secretary”) not more than 30 days after the date on which the information is received; and (vii) a certification that the State or Indian tribe has the resources and personnel to carry out the practices and procedures described in clauses (i) through (vi).” Further, a hemp producer in a State or the territory of an Indian tribe for which a State or Tribal plan is approved shall be determined to have negligently violated the State or Tribal plan, including by negligently— “(i) failing to provide a legal description of land on which the producer produces hemp; (ii) failing to obtain a license or other required authorization from the State department of agriculture or Tribal government, as applicable; or (iii) producing Cannabis sativa L. with a delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis.” A hemp producer that negligently violates a State or Tribal plan 3 times in a 5-year period shall be ineligible to produce hemp for a period of 5 years beginning on the date of the third violation. If the State department of agriculture or Tribal government in a State or the territory of an Indian tribe for which a State or Tribal plan, as applicable, determines that a hemp producer in the State or territory has violated the State or Tribal plan with a culpable mental state greater than negligence— “(i) the State department of agriculture or Tribal government, as applicable, shall immediately report the hemp producer to —(I) the Attorney General; and (II) the chief law enforcement officer of the State or Indian tribe, as applicable.” In the case of a State or Indian tribe for which a State or Tribal plan is not approved, the production of hemp in that State or the territory of that Indian tribe shall be subject to a plan established by the Secretary to monitor and regulate that production. A plan established by the Secretary under shall include— “(A) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (B) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (C) a procedure for the effective disposal of—(i) plants, whether growing or not, that are produced in violation of [applicable law]; and (ii) products derived from those plants; (D) a procedure to comply with the enforcement procedures; (E) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of this subtitle; and (F) such other practices or procedures as the Secretary considers to be appropriate. The Secretary shall also establish a procedure to issue licenses to hemp producers. In the case of a State or Indian tribe for which a State or Tribal plan is not approved under applicable law, it shall be unlawful to produce hemp in that State or the territory of that Indian tribe without a license issued by the Secretary. A violation of a plan established by the Secretary shall be subject to enforcement and the Secretary shall report the production of hemp without a license issued by the Secretary to the Attorney General. In the event that the Company’s CBD products are found to be in violation of these regulations, the Company may become subject to enforcement action as provided for in the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and may become subject to prosecution thereunder.

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Furthermore, the Company’s CBD products are subject to the application of laws relating to health and safety of our products. Specifically, the Company’s CBD products may be governed by the Federal Food Drug and Cosmetic Act (FD&C Act) as a drug. The FD&C Act is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FD&C Act and FDA regulations define the term drug, in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. The FD&C Act defines cosmetics by their intended use, as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance." See FD&C Act, sec. 201(i). Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, eye and facial makeup preparations, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product. Under the FD&C Act, cosmetic products and ingredients, with the exception of color additives, do not require FDA approval before they go on the market. Drugs, however, must generally either receive premarket approval by FDA through the New Drug Application (NDA) process or conform to a "monograph" for a particular drug category, as established by FDA's Over-the-Counter (OTC) Drug Review. These monographs specify conditions whereby OTC drug ingredients are generally recognized as safe and effective, and not misbranded. Certain OTC drugs may remain on the market without an NDA approval until a monograph for its class of drugs is finalized as a regulation. However, once FDA has made a final determination on the status of an OTC drug category, such products must either be the subject of an approved NDA (see FD&C Act, sec. 505(a) and (b), or comply with the appropriate monograph for an OTC drug. The Company’s CBD topical lotion has a NDC code 72519-101-11 and can be referred to as a pain cream. It uses Methyl Salicylate as a monographed pain reliever at monographed levels. All of the Company’s other products are cosmetic or ingestible forms with no claims subject to pre-approval by the FDA.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 6,300,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 6,300,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	11,800,000	(1)

Common stock for sale by selling shareholders	6,300,000

Common stock outstanding after the offering	11,800,000

Offering Price	$1.00 per share

Proceeds to the Company	$0

(1)	Based on number of shares outstanding as of the date of this prospectus.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

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The Company has limited revenues to date.

The Company has generated limited revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audit report, the Company’s independent auditors reported that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company has no operating history of its own, and as such, any prospective investor has very little on which to assess the Company’s potential for profitability.

Because the Company is an early-stage company with virtually no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its potential business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its potential operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources. The Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon his evaluation, the Chief Executive Officer, who is also the Chief Financial Officer of the Company has concluded that, as of the date of this prospectus, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop relationships with clients and effectively market its products. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

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If the Company is unable to generate sufficient cash, it may find it necessary to curtail operational activities.

The Company has a business plan hinged on its ability to market and sell its products. If the Company is unable to develop relationships with clients and market its products, then it will not be able to proceed with its business plan or possibly to successfully develop its planned operations at all. If the Company is unable to obtain sufficient funding to meet its minimum liquidity requirements, it may find it necessary to curtail operational activities.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products. Nor has the Company conducted marketing studies regarding whether such products would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

No assurance of market acceptance.

There can be no assurance that the market reception will be positive for the Company or its products.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to sell its products and as such would negatively impact the Company’s possible overall development.

Government regulation could negatively impact the business.

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products.

The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products. Section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to prosecution thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that the Company would be subject to prosecution under the CSA in the event that its CBD products are found to contain more than 0.3 percent THC.

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       Furthermore, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) provides additional regulations regarding the production of hemp-based products and there is the risk that the Company’s CBD products may be found to be in violation of these regulations. Specifically, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) contains provisions relating to the shared state-federal jurisdiction over hemp cultivation and production, whereby states and Indian tribes have been delegated the broad authority to regulate and limit the production and sale of hemp and hemp products within their borders. Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), a plan under which a State or Indian tribe monitors and regulates the production of hemp shall only be required to include “(i) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (ii) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (iii) a procedure for the effective disposal of—(I) plants, whether growing or not, that are produced in violation of this subtitle; and (II) products derived from those plants; (iv) a procedure to comply with enforcement procedures [ ]; (v) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of [applicable law]; (vi) a procedure for submitting the information [ ], as applicable, to the Secretary of Agriculture (the “Secretary”) not more than 30 days after the date on which the information is received; and (vii) a certification that the State or Indian tribe has the resources and personnel to carry out the practices and procedures described in clauses (i) through (vi).” Further, a hemp producer in a State or the territory of an Indian tribe for which a State or Tribal plan is approved shall be determined to have negligently violated the State or Tribal plan, including by negligently— “(i) failing to provide a legal description of land on which the producer produces hemp; (ii) failing to obtain a license or other required authorization from the State department of agriculture or Tribal government, as applicable; or (iii) producing Cannabis sativa L. with a delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis.” A hemp producer that negligently violates a State or Tribal plan 3 times in a 5-year period shall be ineligible to produce hemp for a period of 5 years beginning on the date of the third violation. If the State department of agriculture or Tribal government in a State or the territory of an Indian tribe for which a State or Tribal plan, as applicable, determines that a hemp producer in the State or territory has violated the State or Tribal plan with a culpable mental state greater than negligence— “(i) the State department of agriculture or Tribal government, as applicable, shall immediately report the hemp producer to —(I) the Attorney General; and (II) the chief law enforcement officer of the State or Indian tribe, as applicable.” In the case of a State or Indian tribe for which a State or Tribal plan is not approved, the production of hemp in that State or the territory of that Indian tribe shall be subject to a plan established by the Secretary to monitor and regulate that production. A plan established by the Secretary under shall include— “(A) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (B) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (C) a procedure for the effective disposal of—(i) plants, whether growing or not, that are produced in violation of [applicable law]; and (ii) products derived from those plants; (D) a procedure to comply with the enforcement procedures; (E) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of this subtitle; and (F) such other practices or procedures as the Secretary considers to be appropriate. The Secretary shall also establish a procedure to issue licenses to hemp producers. In the case of a State or Indian tribe for which a State or Tribal plan is not approved under applicable law, it shall be unlawful to produce hemp in that State or the territory of that Indian tribe without a license issued by the Secretary. A violation of a plan established by the Secretary shall be subject to enforcement and the Secretary shall report the production of hemp without a license issued by the Secretary to the Attorney General. In the event that the Company’s CBD products are found to be in violation of these regulations, the Company may become subject to enforcement action as provided for in the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and may become subject to prosecution thereunder.

Laws and regulations affecting the hemp industry are constantly changing, which could detrimentally affect our proposed operations in the event that the Company’s CBD products become subject to such regulation.

Local, state and federal laws and regulations relating to hemp-based products are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan in the event that the Company’s CBD products become subject to such regulation. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations in the event that the Company’s CBD products become subject to such regulation. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business in the event that the Company’s CBD products become subject to such regulation.

There may be legal limitations on the Company’s ability to protect its intellectual property in the event that the Company’s CBD products contain more than 0.3 percent THC due to federal and state laws prohibiting the production and sale of marijuana-related products.

There may be legal limitations on the Company’s ability to protect its intellectual property in the event that the Company’s CBD products contain more than 0.3 percent THC due to federal and state laws prohibiting the production and sale of marijuana-related products. Generally, section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to limitation thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that there may be legal limitations on the Company’s ability to protect its intellectual property in the event that the Company’s CBD products contain more than 0.3 percent THC due to federal and state laws prohibiting the production and sale of marijuana-related products.

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The Company’s CBD products may become subject to the application of laws relating to health and safety of our products.

The Company’s CBD products are subject to the application of laws relating to health and safety of our products. Specifically, the Company’s CBD products may be governed by the Federal Food Drug and Cosmetic Act (FD&C Act) as a drug. The FD&C Act is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FD&C Act and FDA regulations define the term drug, in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. The FD&C Act defines cosmetics by their intended use, as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance." See FD&C Act, sec. 201(i). Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, eye and facial makeup preparations, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product. Under the FD&C Act, cosmetic products and ingredients, with the exception of color additives, do not require FDA approval before they go on the market. Drugs, however, must generally either receive premarket approval by FDA through the New Drug Application (NDA) process or conform to a "monograph" for a particular drug category, as established by FDA's Over-the-Counter (OTC) Drug Review. These monographs specify conditions whereby OTC drug ingredients are generally recognized as safe and effective, and not misbranded. Certain OTC drugs may remain on the market without an NDA approval until a monograph for its class of drugs is finalized as a regulation. However, once FDA has made a final determination on the status of an OTC drug category, such products must either be the subject of an approved NDA (see FD&C Act, sec. 505(a) and (b), or comply with the appropriate monograph for an OTC drug. The Company’s CBD topical lotion has a NDC code 72519-101-11 and can be referred to as a pain cream. It uses Methyl Salicylate as a monographed pain reliever at monographed levels. All of the Company’s other products are cosmetic or ingestible forms with no claims subject to pre-approval by the FDA.

The Company may face significant competition from companies that serve its industries.

The CBD products industry is subject to intense competition. The Company will be competing for customers with competitors who have greater financial and marketing resources, which would allow them to expand and improve their marketing efforts in ways that could affect the Company’s ability to effectively compete in this market. If the Company is unable to compete successfully, its financial performance may be adversely affected.

The Company is subject to the potential factors of market changes.

The business of the Company will be significantly impacted by the performance of the CBD products industry and may experience more volatility and be exposed to greater risk than a more diversified business.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company does not currently hold any intellectual property or trade secret protection on any aspects of its business. The Company currently plans on attempting to obtain patents, copyright, trademarks and/or service marks on its products; provided, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

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There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

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DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 6,300,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the SEC.

Pursuant to the provisions of Rule 3a4-1 of the Exchange Act, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(a)(1) and 4(a)(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(a)(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the SEC.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 6,300,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 400,000 Selling Shareholder Shares are held by officers or directors of the Company.

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DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 11,800,000 shares are outstanding as of the date of this prospectus. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this prospectus.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to the registration statement, of which this prospectus is a part.

Common Stock

The Company is registering up to 6,300,000 shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share rateably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

       Holders of common stock have no pre-emptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

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In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

The Company serves as its own transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Corporate History and General Information

CannAssist International Corp. (the “Company” or “CannAssist”) was originally named Iris Grove Acquisition Corporation and incorporated on May 17, 2017 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In July 2017, Iris Grove Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10-12g pursuant to Securities Exchange Act of 1934 and became a public reporting company. In May 2018, the Company effected a change in control of Iris Grove Acquisition Corporation. As part of that change in control, the then officers and directors of Iris Grove resigned, the Company redeemed 20,000,000 shares of the then 20,000,000 shares of common stock outstanding. Mark Palumbo was appointed the sole officer and director of the Company and the Company issued an aggregate of 4,200,000 shares of common stock to Mr. Palumbo and a group of investors. In addition, the Company changed its name to CannAssist International Corp.

The Company's corporate offices are located at 1548 Loch Ness Dr., Fallbrook, CA 92028. The Company's email address is info@xceptorllc.com, and its website is xceptorcbd.com. The Company’s telephone number is 760-990-3091.

Background

The Company has only recently emerged from its status as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Business Overview

CannAssist produces and sells its cannabidiol ("CBD") product, “Cibidinol,” which is formulated based on a process developed by its founder Mark Palumbo (US Provisional Patent Number 62/581,605). CBD is a non-psychoactive compound found in hemp and cannabis. CannAssist’s initial research and development work, aimed at enhancing the bioavailability of desired molecular structures, resulted in the creation of a line of CBD products, most notably its CBD product, Cibidinol. Cibidinol will be available in a line of consumable and topical products that the Company believes will make enhanced CBD products more available and accessible to consumers.

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The Products and Process

The Company’s CBD product Cibidinol is made from “hemp,” which is defined as “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” CannAssist's product offerings are based on formulation and manufacturing processes that are intended to enhance the bioavailability of CBD. Enhanced bioavailability is important as CBD and related compounds are oil-based and thus are not easily absorbed into the body. CannAssist's process is intended to allow for quicker absorption and reduced dosage requirements.

CannAssist intends to produce and distribute its product, Cibidinol, and a number of consumable and topical products in various delivery forms including capsules, sublingual drops, films, troches, lotions, creams, sprays, powders and suppositories. We are currently preparing pre-clinical trials for our CBD products with a target date for commencement of the tests in 2019. In addition to Cibidinol, we sell products using essential oils that utilize the same process as Cibidinol.

CannAssist intends to provide a line of CBD infused products that are produced with the Company's process of enhancing bioavailability. It is CannAssist's intent to create and maintain a robust product line. CannAssist’s research and development will also focus on studying adjunctive materials to use with the CBD product including (but not limited to) vitamins, anti-oxidants, sleep aids, and other ingredients.

Plan of Operation and Presence in the Market

CannAssist manufactures and distributes its products at facilities located in Carrollton, Texas, located at 2210 Hutton Drive, Carrollton, Texas 75006. The Company has shifted its focus from research and development to the commercialization of its products. The Company currently offers a topical lotion containing Cibidinol and plans to launch more products in the near future (which are currently under development). We sell our products directly online through our established website found at xceptorcbd.com. We currently have four active sales contractor distributors with plans to add two more sales representatives by the end of next year.

Over the next twelve months, CannAssist plans to solidify its market presence and position by enhancing current and developing new strategic relationships. Products will be sold through distributors and wholesalers and through a significant online market presence. CannAssist will also evaluate the generation of additional revenue streams through the licensing of its manufacturing processes to strategic partners. Specifically, in 2019, the Company plans to expand its product line by adding scents and flavors and concentration levels to its existing products, establish strategic partnerships with farms and other suppliers and engage in clinical studies in connection with its products.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In addition, the Chief Executive Officer and several shareholders may fund the Company’s operations, if needed, during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

The Company anticipates that it would need approximately $4,500,000 over the next 12 months to continue as a going concern, satisfy its capital commitments and continue its operations in accordance with its current business plan, which will be used to fund expenses related to operations, office supplies, travel, salaries and other incidental expenses. Management believes that this capital would allow the Company to meet its operating cash requirements, cover overhead cost and general liabilities of the Company, and allow the Company to achieve overall sustainable profitability by facilitating the Company’s business.

Pricing

We will price our products using a formula that accounts for all Costs of Goods Sold (“COGS”) a sales margin as applied to these costs from 7.5 - 8.5 times COGS.

The Market – CBD Products

According to the Brightfield Group (“Brightfield”), the hemp-derived CBD market will reach sales of $22 billion by 2022, as compared to $591 million in 2018. According to Brightfield, main drivers of growth would be:

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•	Increased investment.
•	The popularity of hemp CBD versus pharmaceutical products as wellness trends continue.
•	The evolution of distribution channels.
•	The expansion of the offering – driven by more product types and constant innovation.

According to Brightfield, 55% of CBD users purchase their CBD products at storefront dispensaries, 31% through local delivery services, and 17% online. Most of the remainder of CBD products are sourced from friends, dealers and cooperatives (8-9% each). Among CBD users, 80% use CBD products at least once a week, and about 41% use them every day. Approximately 4% of CBD consumers are occasional users, turning to CBD products less than once a month. Over half of CBD users have bought 1-2 CBD products over the last two weeks, and roughly 17% have bought 3 or more over the same time period. CBD users tend to enjoy having low or micro-doses of CBD (10 mg or less), once or twice per day.

According to Brightfield, the demographic age of CBD users are as follows: the largest group (nearly one third) between ages 35 and 49, and the 26-34 and 50-64 age, ranges each making up 20-25% of the market. Among CBD users, hemp-derived CBD users lean slightly older, more likely to fall into the 50-64 age range, and less likely to fall into the 26-34 age range. In general, significantly more CBD users are female (55%) than male (44%), with that figure being driven up by hemp-derived CBD users, 59% of whom were female. CBD users reflect the general population in terms of income, but within their ranks, slightly more hemp-derived CBD users fall into the lower-income groups (employed but making less than $40K). CBD users are generally well-educated - only 1.3% have not (yet) received their high school diplomas, whereas 15.4% have a graduate or post-grad degree completed. Nearly half of CBD users have a Bachelor’s Degree or beyond. CBD users are the most likely to be married – with 43% having spouses. At least 37% are married among all respondents, and this is the most common status. Just over 30% of CBD users are single.

Customer Profile

Among companies that we believe will purchase products from CannAssist, Management will target customers with the following demographic profile when implementing its marketing campaigns:

•	Operates as a distributor or manufacturer of consumable goods
•	Is a brand firm that is looking to enter the CBD products market
•	Generates revenues in excess of $10 million per year
•	Will spend $100,000 to $1.5 million per year via purchase orders.

Also, consumers will have direct online access to CannAssist’s products. CannAssist will target consumers who frequently use social media, make general and healthcare purchases through online marketplaces, and perform web searches for healthcare and lifestyle information.

Marketing and Sales Strategy

Management intends on using a number of sales and marketing strategies to ensure market share and sales volume.

CannAssist intends to market its products by building a large word-of-mouth referral network once the business establishes a strong brand name and by maintaining extensive relationships with third party cosmetics and consumables manufacturers and distributors.

CannAssist intends to develop an independent sales network that will operate on a commission basis. At this time, Management is developing a commission schedule that will provide agents with a range of commissions depending on the volume and type of business secured. Management expects to have three to four independent sales agents.

CannAssist’s Management Team, and its sales agents will frequently attend trade shows and industry forums to formalize and secure incremental and new revenue sources.

CannAssist is developing preferred pricing models for distributors, manufacturers, and partners to drive volume in desired product segments and to ensure consistent and predictable sales sources.

Competition

The current market place currently consists of collectives, dispensaries, licensed pain management clinics, and related entities that are licensed to sell THC and CBD based products. There are also a number of online vendors that provide diverse inventories of CBD infused products. Most states explicitly allow for the sale of CBD products that have been produced from industrial hemp and cannabis with limited quantities of psychoactive ingredients. As such, larger corporations that are able to strictly adhere to these manufacturing standards are entering the market with consumable and topical products that feature CBD as one of the primary ingredients.

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We believe that one of the main competitive advantages that CannAssist will have over its competition is that the business is able to increase the bioavailability of CBD through what we believe to be a unique manufacturing process. We believe that this will remain as one of the strongest advantages that CannAssist will have throughout the life of the business. Furthermore, we believe that this technology additionally advances a more consumer accessible costing.

Suppliers, Distributors and Other Strategic Partners

We purchase materials to formulate our CBD products from GenCanna Global USA, Inc. and Isodiol International Inc.

The Company will lease production and R&D space from Cosmetic Innovations (CI) and CI will provide some outsourced production services. The Company has not yet entered into a formal agreement with CI, but plans to do so in the near future.

Employees

CannAssist has 1 employee.

Property

All manufacturing and distribution operations will occur at CannAssist's facilities in Carrollton, Texas. The facility's address is:

2210 Hutton Drive

Carrollton, Texas 75006

CannAssist's corporate facilities are located at:

1548 Loch Ness Dr.

Fallbrook, CA 92028

Intellectual Property

The Company does not currently hold any intellectual property or trade secret protection on any aspects of its business. The Company had been assigned ownership rights to a provisional patent (Application Number 62/581,605) with regard to the invention “Carbohydrate and cannadibiol complex” that lapsed in November 2018. The patent filing focused on the processes involved to create the complex between the Cannabidiol and the carbohydrate. This complex is the product we call Cibidinol. The resulting material Cibidinol is intended to significantly elevate the bioavailability of the Cannabidiol. The Company currently plans on attempting to obtain patents, copyright, trademarks and/or service marks on its products; provided, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

Effect of Existing or Probable Governmental Regulation

The Company’s CBD products are subject to various state and federal laws regarding the production and sales of hemp-based products. Section 12619 of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) removed “hemp,” as defined in the Agricultural Marketing Act of 1946 (the “1946 Agricultural Act”), from the classification of “marijuana,” which is generally prohibited as a Schedule I drug under the Controlled Substances Act of 1970 (“CSA”). Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), the term “hemp” means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” As a result of the passage of the 2018 Farm Bill, and since the Company believes that its CBD products contain parts of the cannabis plant with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis, the Company believes that its CBD products are not governed by the CSA and, ergo, would not be subject to prosecution thereunder because the Company believes that its CBD products contain “hemp” within the meaning of the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and do not contain any “marijuana” as prohibited under the CSA (as amended by the 2018 Farm Bill); provided, however, there is a lack of legal protection for hemp-based products that contain more than 0.3 percent THC and there is a risk that the Company would be subject to prosecution under the CSA in the event that its CBD products are found to contain more than 0.3 percent THC.

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Furthermore, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) provides additional regulations regarding the production of hemp-based products and there is the risk that the Company’s CBD products may be found to be in violation of these regulations. Specifically, the 1946 Agricultural Act (as amended by the 2018 Farm Bill) contains provisions relating to the shared state-federal jurisdiction over hemp cultivation and production, whereby states and Indian tribes have been delegated the broad authority to regulate and limit the production and sale of hemp and hemp products within their borders. Under the 1946 Agricultural Act (as amended by the 2018 Farm Bill), a plan under which a State or Indian tribe monitors and regulates the production of hemp shall only be required to include “(i) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (ii) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (iii) a procedure for the effective disposal of—(I) plants, whether growing or not, that are produced in violation of this subtitle; and (II) products derived from those plants; (iv) a procedure to comply with enforcement procedures [ ]; (v) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of [applicable law]; (vi) a procedure for submitting the information [ ], as applicable, to the Secretary of Agriculture (the “Secretary”) not more than 30 days after the date on which the information is received; and (vii) a certification that the State or Indian tribe has the resources and personnel to carry out the practices and procedures described in clauses (i) through (vi).” Further, a hemp producer in a State or the territory of an Indian tribe for which a State or Tribal plan is approved shall be determined to have negligently violated the State or Tribal plan, including by negligently— “(i) failing to provide a legal description of land on which the producer produces hemp; (ii) failing to obtain a license or other required authorization from the State department of agriculture or Tribal government, as applicable; or (iii) producing Cannabis sativa L. with a delta-9 tetrahydrocannabinol concentration of more than 0.3 percent on a dry weight basis.” A hemp producer that negligently violates a State or Tribal plan 3 times in a 5-year period shall be ineligible to produce hemp for a period of 5 years beginning on the date of the third violation. If the State department of agriculture or Tribal government in a State or the territory of an Indian tribe for which a State or Tribal plan, as applicable, determines that a hemp producer in the State or territory has violated the State or Tribal plan with a culpable mental state greater than negligence— “(i) the State department of agriculture or Tribal government, as applicable, shall immediately report the hemp producer to —(I) the Attorney General; and (II) the chief law enforcement officer of the State or Indian tribe, as applicable.” In the case of a State or Indian tribe for which a State or Tribal plan is not approved, the production of hemp in that State or the territory of that Indian tribe shall be subject to a plan established by the Secretary to monitor and regulate that production. A plan established by the Secretary under shall include— “(A) a practice to maintain relevant information regarding land on which hemp is produced in the State or territory of the Indian tribe, including a legal description of the land, for a period of not less than 3 calendar years; (B) a procedure for testing, using post-decarboxylation or other similarly reliable methods, delta-9 tetrahydrocannabinol concentration levels of hemp produced in the State or territory of the Indian tribe; (C) a procedure for the effective disposal of—(i) plants, whether growing or not, that are produced in violation of [applicable law]; and (ii) products derived from those plants; (D) a procedure to comply with the enforcement procedures; (E) a procedure for conducting annual inspections of, at a minimum, a random sample of hemp producers to verify that hemp is not produced in violation of this subtitle; and (F) such other practices or procedures as the Secretary considers to be appropriate. The Secretary shall also establish a procedure to issue licenses to hemp producers. In the case of a State or Indian tribe for which a State or Tribal plan is not approved under applicable law, it shall be unlawful to produce hemp in that State or the territory of that Indian tribe without a license issued by the Secretary. A violation of a plan established by the Secretary shall be subject to enforcement and the Secretary shall report the production of hemp without a license issued by the Secretary to the Attorney General. In the event that the Company’s CBD products are found to be in violation of these regulations, the Company may become subject to enforcement action as provided for in the 1946 Agricultural Act (as amended by the 2018 Farm Bill) and may become subject to prosecution thereunder.

Furthermore, the Company’s CBD products are subject to the application of laws relating to health and safety of our products. Specifically, the Company’s CBD products may be governed by the Federal Food Drug and Cosmetic Act (FD&C Act) as a drug. The FD&C Act is intended to assure the consumer, in part, that drugs and devices are safe and effective for their intended uses and that all labeling and packaging is truthful, informative, and not deceptive. The FD&C Act and FDA regulations define the term drug, in part, by reference to its intended use, as “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease” and “articles (other than food) intended to affect the structure or any function of the body of man or other animals.” Therefore, almost any ingested or topical or injectable product that, through its label or labeling (including internet websites, promotional pamphlets, and other marketing material), that is claimed to be beneficial for such uses will be regulated by FDA as a drug. The definition also includes components of drugs, such as active pharmaceutical ingredients. The FD&C Act defines cosmetics by their intended use, as "articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body...for cleansing, beautifying, promoting attractiveness, or altering the appearance." See FD&C Act, sec. 201(i). Among the products included in this definition are skin moisturizers, perfumes, lipsticks, fingernail polishes, eye and facial makeup preparations, cleansing shampoos, permanent waves, hair colors, and deodorants, as well as any substance intended for use as a component of a cosmetic product. Under the FD&C Act, cosmetic products and ingredients, with the exception of color additives, do not require FDA approval before they go on the market. Drugs, however, must generally either receive premarket approval by FDA through the New Drug Application (NDA) process or conform to a "monograph" for a particular drug category, as established by FDA's Over-the-Counter (OTC) Drug Review. These monographs specify conditions whereby OTC drug ingredients are generally recognized as safe and effective, and not misbranded. Certain OTC drugs may remain on the market without an NDA approval until a monograph for its class of drugs is finalized as a regulation. However, once FDA has made a final determination on the status of an OTC drug category, such products must either be the subject of an approved NDA (see FD&C Act, sec. 505(a) and (b), or comply with the appropriate monograph for an OTC drug. The Company’s CBD topical lotion has a NDC code 72519-101-11 and can be referred to as a pain cream. It uses Methyl Salicylate as a monographed pain reliever at monographed levels. All of the Company’s other products are cosmetic or ingestible forms with no claims subject to pre-approval by the FDA.

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Costs and Effects of Compliance with Environmental Laws

Not applicable.

Legal Matters

 We know of no material, existing or pending legal proceedings against CannAssist, nor is it involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

THE COMPANY

Corporate History and General Information

CannAssist International Corp. was originally named Iris Grove Acquisition Corporation ("Iris Grove ") and incorporated on May 17, 2017 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In July 2017, Iris Grove Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10-12g pursuant to Securities Exchange Act of 1934 and became a public reporting company. In May 2018, the Company effected a change in control of Iris Grove Acquisition Corporation. As part of that change in control, the then officers and directors of Iris Grove resigned, the Company redeemed 20,000,000 shares of the then 20,000,000 shares of common stock outstanding. Mark Palumbo was appointed the sole officer and director of the Company and the Company issued an aggregate of 4,200,000 shares of common stock to Mr. Palumbo and a group of investors. In addition, the Company changed its name to CannAssist International Corp.

The Company's corporate offices are located at 1548 Loch Ness Dr., Fallbrook, CA 92028. The Company's email address is info@xceptorllc.com, and its website is xceptorcbd.com. The Company’s telephone number is 760-990-3091.

Relationship with Tiber Creek Corporation

Mark Palumbo, an officer and director of the Company, is the beneficiary of an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to Mr. Palumbo in effecting transactions for Mr. Palumbo to acquire a public reporting company, including: transferring control of a public reporting company to the Company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek has received cash fees in the amount of $85,000; provided, the Company’s then-current shareholders, James Cassidy and James McKillop, relinquished all shares owned by them in the Company. There are no fees currently due to Tiber Creek in connection with the referenced agreement. Tiber Creek currently causes the provision of services to the Company under the referenced agreement, specifically legal services in connection with the preparation of the instant registration statement.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of these corporations (such as Iris Grove Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Property

All manufacturing and distribution operations will occur at CannAssist's facilities in Carrollton, Texas. The facility's address is:

2210 Hutton Drive

Carrollton, Texas 75006

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CannAssist's corporate facilities are located at:

1548 Loch Ness Dr.

Fallbrook, CA 92028

Management permits the Company to use these premises free of charge.

Intellectual Property

The Company does not currently hold any intellectual property or trade secret protection on any aspects of its business. The Company had been assigned ownership rights to a provisional patent (Application Number 62/581,605) with regard to the invention “Carbohydrate and cannadibiol complex” that lapsed in November 2018. The patent filing focused on the processes involved to create the complex between the Cannabidiol and the carbohydrate. This complex is the product we call Cibidinol. The resulting material Cibidinol is intended to significantly elevate the bioavailability of the Cannabidiol. The Company currently plans on attempting to obtain patents, copyright, trademarks and/or service marks on its products; provided, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products.

Employees

Currently, the Company has one employee, who has agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Subsidiaries

The Company has one subsidiary, Xceptor LLC, a Wyoming limited liability company.

Reports to Security Holders

In July 2017, the Company (as Iris Grove Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Exchange Act and is a reporting company pursuant such Act and files with the SEC quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the SEC may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001709542.

PLAN OF OPERATION

Business Plan and Potential Revenue

The Company produces a CBD product, Cibidinol, and other products and plans to generate revenues from sales of its products.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes to our financial statements included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues, gross margin and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity, and financing sources. This forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to our liquidity requirements, the continued growth of the Company’s industry, the success of our product development, marketing and sales activities, vigorous competition in the construction industry, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, the inherent uncertainty and costs of prolonged arbitration or litigation, and changes in federal or state tax laws or the administration of such laws.

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Overview

CannAssist International Corp. (formerly Iris Grove Acquisition Corporation) (the “Company”) was incorporated on May 17, 2017 under the laws of the State of Delaware. The business purpose of the Company is to produce, sell and market its CBD products. The Company's corporate offices are located at 1548 Loch Ness Dr., Fallbrook, CA 92028. The Company's email address is info@xceptorllc.com, and its website is xceptorcbd.com. The Company’s telephone number is 760-990-3091.

In July 2017, Iris Grove Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10-12g pursuant to Securities Exchange Act of 1934 and became a public reporting company. In May 2018, the Company effected a change in control of Iris Grove Acquisition Corporation. As part of that change in control, the then officers and directors of Iris Grove resigned, the Company cancelled 20,000,000 shares of the then 20,000,000 shares of common stock outstanding, which were contributed by the Company’s then shareholders, James Cassidy and James McKillop, at no cost to the Company. Mark Palumbo was appointed the sole officer and director of the Company and the Company issued an aggregate of 4,200,000 shares of common stock to Mr. Palumbo and a group of investors. In addition, the Company changed its name to CannAssist International Corp. The change in control transaction was incidental to an agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to Mr. Palumbo in effecting transactions for Mr. Palumbo to acquire a public reporting company, including: transferring control of a public reporting company to the Company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers. Under the agreement, Tiber Creek has received cash fees in the amount of $85,000.

On July 12, 2018, CannAssist International Corp., a Delaware corporation (the “Company”), entered into a share exchange acquisition agreement (the “Acquisition Agreement”) with Xceptor LLC, a private company organized under the laws of Wyoming (“Xceptor”). Under the Acquisition Agreement, the Company issued to the members of Xceptor a total amount of 3,000,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding membership interests of Xceptor. Mr. Mark Palumbo, who is the officer, director and majority shareholder of the Company, was an officer and member of Xceptor LLC prior to the Acquisition. As a result of the Acquisition, Xceptor became a wholly owned subsidiary of the Company and the Company had taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations. Just prior to the business combination on July 12, 2018, Mark Palumbo, the Company’s sole officer and director currently and just prior to the business combination, was the owner of 60% of the outstanding membership interests of Xceptor LLC and also was the owner of 3,000,000 shares of the common stock of the Company (which constituted 71% of the 4,200,000 total number of shares of the common stock of the Company then issued and outstanding just prior to the business combination on July 12, 2018). Since the Company and Xceptor were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction.

The Company anticipates that it would need approximately $4,500,000 over the next 12 months to continue as a going concern, satisfy its capital commitments and continue its operations in accordance with its current business plan. In addition to revenues generated from sales, the Chief Executive Officer and several shareholders may fund the Company’s operations, if needed, during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

For the nine months ended September 30, 2018 and the period from May 17, 2017 (inception) to September 30, 2017, the Company generated total revenues of $353,663, consisting of $189,683 in revenues and $163,980 in revenues from a related party, and $0, respectively. The Company had generated net income of $27,564 for the nine months ended September 30, 2018 and sustained a net loss of $3,562 for the period from May 17, 2017 (inception) through June 30, 2017, respectively. The Company had retained earnings of $22,473 as of September 30, 2018 and an accumulated deficit of $5,091 as of December 31, 2017.

For the period ended December 31, 2017, the Company’s independent auditors issued a report raising substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2017, the Company has minimal operations and the continuation of the Company as a going concern is dependent upon financial support from its principal stockholders, its ability to obtain necessary equity and/or debt financing, or its ability to sell its products to generate consistent profitability.

Revenues and Losses

For the nine months ended September 30, 2018 and the period from May 17, 2017 (inception) to September 30, 2017, the Company generated total revenues of $353,663 and $0, respectively. The Company had incurred operating expenses of $47,470 and $3,562 during the nine months ended September 30, 2018 and the period from May 17, 2017 (inception) through September 30, 2017, respectively. The Company had generated net income of $27,564 for the nine months ended September 30, 2018 and sustained a net loss of $3,562 for the period from May 17, 2017 (inception) through September 30, 2017, respectively.

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During the period from May 17, 2017 (inception) through December 31, 2017, the Company no revenues, total operating expenses of $4,312, and a net loss of $4,312.

The Company had retained earnings of $22,473 as of September 30, 2018 and an accumulated deficit of $5,091 as of December 31, 2017.

Liquidity and Capital Resources

As of September 30, 2018, the Company had cash available of $52,644. There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Three Months Ended September 30, 2018 as compared to the Three Months Ended September 30, 2017

The Company generated total revenues of $353,310, consisting of $189,330 in revenues and $163,980 in revenues from a related party, during the three months ended September 30, 2018, and no revenues for the three months ended September 30, 2017. The increase in revenue is a result of the business combination between the Company and Xceptor LLC, whose operations are attributable to the increase in revenue.

During the three months ended September 30, 2018, the Company posted operating expenses of $39,906, consisting of general and administrative fees of $11,515, commissions to a related party of $17,594 and professional fees of $10,797. During the three months ended September 30, 2017, the Company posted operating expenses of $250, consisting of general and administrative fees of $250. The increase in operating expenses is a result of the business combination between the Company and Xceptor LLC, whose operations are attributable to the increase in operating expenses.

During the three months ended September 30, 2018, the Company posted a net income of $34,832. During the three months ended September 30, 2017, the Company posted a net loss of $250. The increase in net income is a result of the business combination between the Company and Xceptor LLC, whose operations are attributable to the increase in revenues in excess of the increase in operating costs.

Discussion of the Nine Months Ended September 30, 2018 as compared to the Period from May 17, 2017 (inception) through September 30, 2017

For the nine months ended September 30, 2018 and the period from May 17, 2017 (inception) to September 30, 2017, the Company generated total revenues of $353,663, consisting of $189,683 in revenues and $163,980 in revenues from a related party, and $0, respectively. The increase in revenue is a result of the business combination between the Company and Xceptor LLC, whose operations are attributable to the increase in revenue.

During the nine months ended September 30, 2018, the Company posted operating expenses of $47,470, comprised of general and administrative expenses of $12,371, commissions to a related party of $17,594 and professional fees of $17,505, compared to operating expenses of $3,562, comprised of general and administrative expenses of $3,562, for the period from May 17, 2017 (inception) through September 30, 2017. The increase in operating expenses is a result of the business combination between the Company and Xceptor LLC, whose operations are attributable to the increase in operating costs.

During the nine months ended September 30, 2018, the Company posted a net income of $27,564, compared to a net loss of $3,562 for the period from May 17, 2017 (inception) through September 30, 2017. The increase in net income is a result of the business combination between the Company and Xceptor LLC, whose operations are attributable to the increase in revenues in excess of the increase in operating costs.

During the nine months ended September 30, 2018, the Company generated $42,749 in cash from operating activities and generated $9,515 from financing activities. The Company had a cash balance of $52,644 as of September 30, 2018.

Discussion of the Period from May 17, 2016 (inception) to December 31, 2017

The Company generated no revenues during the period from May 17, 2017 (inception) through December 31, 2017. During this period, the Company was a blank check company and had focused its efforts on identifying business opportunities, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

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 During the period from May 17, 2017 (inception) through December 31, 2017, the Company posted operating expenses of $4,312.

During the period from May 17, 2017 (inception) through December 31, 2017, the Company posted a net loss of $4,312.

During the period from May 17, 2017 (inception) through December 31, 2017, the Company used net cash of $0. The Company had a cash balance of $0 as of December 31, 2017.

There is no comparison to the year ended December 31, 2016 because the Company was formed in May 2017.

Plan of Operations

For the next few months, the Company will be focusing on marketing and identifying customers to sell its products.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In addition, the Chief Executive Officer and several shareholders may fund the Company’s operations, if needed, during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

The Company anticipates that it would need approximately $4,500,000 over the next 12 months to continue as a going concern, satisfy its capital commitments and continue its operations in accordance with its current business plan, which will be used to fund expenses related to operations, office supplies, travel, salaries and other incidental expenses. Management believes that this capital would allow the Company to meet its operating cash requirements, cover overhead cost and general liabilities of the Company, and allow the Company to achieve overall sustainable profitability by facilitating the Company’s business.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company plans to earn revenue from executing its business plan and selling its CBD products.

Alternative Financial Planning

As of nine months ended September 30, 2018, the Company had cash available of $52,644.

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to operate effectively will be severely jeopardized.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

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BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2017.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2017.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2017, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

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Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Mark Palumbo	59	President, Secretary, Chief Financial Officer and Director	2018

Mark Palumbo

President, Secretary, Chief Financial Officer and Director of the Company

Following studies at the University of Rhode Island, Mark worked in the aerospace industry for three years starting in 1980. At Ocean Technologies he worked as an electronic technician supporting the development of submarine weapon systems of the Naval Underwater Systems Center in Newport/Middletown, RI and he then worked in a similar capacity for Hughes Aircraft. To better utilize his Biology degree Mark joined DuPont Pharmaceuticals in 1983. He initially worked as a pharmaceutical representative supporting doctors, hospitals, and pharmacies in Southern California. Later he was promoted to a management position at their Long Island, NY production facility that provided contract testing and manufacturing services to the pharmaceutical, cosmetic, personal care and nutritional industries. In 1990 Mark pursued his interest in the Cosmetic and Personal Care industries. He worked at US Cosmetics selling cosmetic ingredients to US formulators and manufacturers and then, 5 years later, he moved to Collaborative Laboratories where he directed the company’s global sales initiative. Utilizing his industry knowledge and experience Mark formed his own company, DIOW Products (Doing it our Way), in 1999. Working collaboratively with clients the company developed, manufactured, and supplied raw materials for personal care, cosmetics and nutritional products. DIOW was sold in 2008 and using the retained assets, EME Ltd. was formed that same year. Through Mark’s leadership EME Ltd. has worked independently and collaboratively to develop new products and to enhance the bioavailability and ease-of-use of existing products. EME Ltd. currently includes a cell biology laboratory and two botanically based personal care, cosmetic, food and nutritional agencies.

Director Independence

The Board of Directors has determined that it does not have any independent directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Director Compensation

Directors do not receive any compensation for serving on the Board of Directors.

Committees and Terms

The Board of Directors has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Legal Proceedings

There are no legal proceedings regarding the Company.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Indemnification of Officers, Directors, Employees and Agents

The Certificate of Incorporation and bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

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Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

 INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

EXECUTIVE COMPENSATION

To date, the Company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to its executive management in the future. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2017.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2017.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because he can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole Director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Director’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the future full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

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Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole Director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s sole Director reviews the Company’s internal accounting controls, practices and policies.

Code of Ethics

The Company has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the SEC and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended December 31, 2017, we believe that during the fiscal year ended December 31, 2017, the following 10% stockholders did not comply with the reporting requirements applicable to them: James Cassidy and James McKillop (both of whom did not file Form 5 Annual Statements of Beneficial Ownership of Securities for the year ended December 31, 2017, but who subsequently relinquished all of their shares as reported in their respective Form 4 Statement of Changes in Beneficial Ownership regarding such relinquishment of their shares).

Director Compensation

Our sole Director does not currently receive any consideration for her services as a Director. The Company reserves the right in the future to award future members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our sole Director determines the compensation given to our executive officers in her sole determination. Our sole Director also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, our sole Director reserves the right to grant stock options in the future, if she, in her sole determination, believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our sole Director, which we do not currently have any immediate plans to award.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

COMMON STOCK

	Common Shares	Percentage
	Owned	Of Class(1)

Mark Palumbo (2)(3)	4,800,000	40.67%
President, Secretary, Treasurer and Director

Marla Palumbo (4)	1,200,000	10.16%
>5% Stockholder

(1)	Based on 11,800,000 common stock shares outstanding.

(2)	Consists of 3,000,000 shares initially owned in the Company as a result of the change in control and 1,800,000 shares received in exchange for membership interests in Xceptor, LLC pursuant to the Acquisition.

(3)	This individual’s address is 1548 Loch Ness Dr., Fallbrook, CA 92028.

(4)	Consists of 1,200,000 shares received in exchange for membership interests in Xceptor, LLC pursuant to the Acquisition.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 18, 2018, the Company cancelled all 20,000,000 shares of its issued and outstanding stock held by its then shareholders, James Cassidy and James McKillop, which were contributed by the Company’s then shareholders, James Cassidy and James McKillop, at no cost to the Company, and issued 4,200,000, shares of common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 100% of the total outstanding common stock. All shares were sold to related parties at par value of $0.0001 per share for total cash proceeds of $420. James Cassidy and James McKillop, as the organizers and developers of Iris Grove Acquisition Corporation, were involved with the Company from inception to the change in control in July 2018. In particular, Mr. Cassidy provides services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. James Cassidy is also a partner in the law firm which acts as counsel to the Company and is also the president of Tiber Creek Corporation, which provides advisory services.

On July 12, 2018, CannAssist International Corp., a Delaware corporation (the “Company”), entered into a share exchange acquisition agreement (the “Acquisition Agreement”) with Xceptor LLC, a private company organized under the laws of Wyoming (“Xceptor”). Under the Acquisition Agreement, the Company issued to the members of Xceptor a total amount of 3,000,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding membership interests of Xceptor. Mark Palumbo, who is the officer, director and majority shareholder of the Company, was an officer and member of Xceptor LLC prior to the Acquisition and Marla Palumbo, a member of Xceptor LLC, is a family member of Mark Palumbo.

In the third quarter of 2018, the Company issued 305,000 shares of its common stock at an aggregate purchase price of $30.50, or $.0001 per share, to family members of Mark Palumbo, the sole officer and director of the Company, pursuant to a private placement.

During the quarter ended September 30, 2018, the Company made a related party sale of $163,980, with related party cost of revenue of $129,636. The sale was processed through EME, LLC. EME, LLC is owned by Mark Palumba, CEO, and was the company previously fulfilling these orders. This sale was a onetime occurrence.

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Our officer and director are now and may in the future become a stockholder, officer or director of other companies that may be engaged in business activities similar to those conducted by us. Accordingly, direct conflicts of interest may arise in the future with respect to such individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individual in the performance of his duties or otherwise. Although we do not currently have a right of first refusal pertaining to opportunities that come to management’s attention insofar as such opportunities may relate to our business operations, we have established a conflict of interest policy intended to ensure timely disclosure and avoidance of activities and relationships that conflict with the interests of the Company.

Our officer and director is subject to the restriction that all opportunities contemplated by our business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to our Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. To the extent possible, a majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 6,300,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering (3)	Percentage Beneficially Owned after the Offering (4)
Mark Palumbo (5)	President, Secretary, Treasurer and a Director	4,800,000	400,000	4,400,000	40.67%	37.28%
Marla Palumbo (5)		1,200,000	100,000	1,100,000	10.16%	9.32%
Crystal Bay Enterprises LLC(6)		550,000	550,000	0	<1%	0%
Spruce Solutions LLC (7)		525,000	525,000	0	<1%	0%
Baldwin Dachs Holdings LLC (8)		495,000	495,000	0	<1%	0%
Syndicate Seven LLC (9)		495,000	495,000	0	<1%	0%
Chief Accomplice LLC (10)		480,000	480,000	0	<1%	0%
Takako McGowan		425,000	425,000	0	<1%	0%

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Batterson Partners LLC (11)	375,000	375,000	0	<1%	0%

Powerline Strategies LLC (12)	330,000	330,000	0	<1%	0%
Benjamin Perlstein	300,000	300,000	0	<1%	0%
Jonny Mammon	175,000	175,000	0	<1%	0%
Emily Tanner- McLean (5)	150,000	150,000	0	<1%	0%
Erin Palumbo Smith(5)	150,000	150,000	0	<1%	0%
Jeffrey Freedman(15)	150,000	150,000	0	<1%	0%
Matthew Palumbo(5)	150,000	150,000	0	<1%	0%
Clayton Porscha	125,000	125,000	0	<1%	0%
Gideon Menczel	125,000	125,000	0	<1%	0%
James Murphy (14)	100,000	100,000	0	<1%	0%
Susan Quigley(5)	75,000	75,000	0	<1%	0%
Eric Palumbo(5)	65,000	65,000	0	<1%	0%
Leslie Palumbo(5)	65,000	65,000	0	<1%	0%
Larry Moroni	50,000	50,000	0	<1%	0%
Alex Palumbo(5)	20,000	20,000	0	<1%	0%
Elizabeth Quigley(5)	20,000	20,000	0	<1%	0%
Kathy Havrilla	20,000	20,000	0	<1%	0%
Kelly DeRiemer(5)	20,000	20,000	0	<1%	0%
Janice O’Rourke(5)	15,000	15,000	0	<1%	0%
Beau Trifiro	15,000	15,000	0	<1%	0%
Clark Murphy (14)	15,000	15,000	0	<1%	0%
Conrad Murphy (14)	15,000	15,000	0	<1%	0%
Holly Crocker(5)	15,000	15,000	0	<1%	0%
Saber Youman	15,000	15,000	0	<1%	0%
Spruce Family Trust (13)	15,000	15,000	0	<1%	0%
Barbara McLean	10,000	10,000	0	<1%	0%
Carol Murphy (14)	10,000	10,000	0	<1%	0%
Colleen Murphy (14)	10,000	10,000	0	<1%	0%
Fermin Navar	10,000	10,000	0	<1%	0%

Gabriel D. Alvarez	10,000	10,000	0	<1%	0%
Giuseppe Calloni	10,000	10,000	0	<1%	0%
Jack Allen Freedman(15)	10,000	10,000	0	<1%	0%
Jeffery Anon	10,000	10,000	0	<1%	0%
Joe Sanfillipo	10,000	10,000	0	<1%	0%
John Frick	10,000	10,000	0	<1%	0%
Judy McKenzie	10,000	10,000	0	<1%	0%
Juliana Barba	10,000	10,000	0	<1%	0%

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Karen Schneider	10,000	10,000	0	<1%	0%
Leslie Burgener	10,000	10,000	0	<1%	0%
Linda Schmidt	10,000	10,000	0	<1%	0%
Patricia Burke	10,000	10,000	0	<1%	0%
Patricia Clark	10,000	10,000	0	<1%	0%
Patrick Michael Longrie	10,000	10,000	0	<1%	0%
Peter Simoneau(5)	10,000	10,000	0	<1%	0%
Richard Vanderhook	10,000	10,000	0	<1%	0%
Saroj Basak	10,000	10,000	0	<1%	0%
Shirley Binn	10,000	10,000	0	<1%	0%
Stephen Sauter	10,000	10,000	0	<1%	0%
Susan Urquhart	10,000	10,000	0	<1%	0%
Timothy A Coleman(16)	10,000	10,000	0	<1%	0%
Zachary Coleman(16)	10,000	10,000	0	<1%	0%

1.	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Shareholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

2.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

3.	Percentages are based upon 11,800,000 shares of our common stock outstanding as of the date of this registration statement.

4.	Assumes sale of all 6,300,000 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 11,800,000 shares outstanding following the offering.

5.	These individuals are all family members.

6.	Robert Fuller is the Manager of Crystal Bay Enterprises LLC.

7.	Thomas Spruce is the Manager of Spruce Solutions LLC.

8.	Elliot Freier is the Manager of Baldwin Dachs Holdings LLC.

9.	Greg Shockey is the Manager of Syndicate Seven LLC.

10.	Scott Oliver is the Manager of Chief Accomplice LLC.

11.	Jim Murphy is the Manager of Batterson Partners LLC.

12.	Mark Schuster is the Manager of Powerline Strategies LLC.

13.	Thomas and Pam Spruce are the trustees of the Spruce Family Trust.

14.	These individuals are all family members.

15.	These individuals are all family members.

16.	These individuals are all family members.

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SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 11,800,000 shares of common stock outstanding of which 4,800,000 shares are beneficially owned by officers and directors of the Company. There will be 11,800,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. James Cassidy, a member of the law firm of Cassidy & Associates, is an officer and director of Tiber Creek Corporation.

Interest of Counsel

James Cassidy, a partner in the law firm Cassidy & Associates, which acts as counsel for the Company and who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had received consideration in the amount of $85,000 in cash, through Tiber Creek Corporation, in connection with the offering, and was connected with the Company through Iris Grove Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Iris Grove Acquisition Corporation prior to its change of control.

EXPERTS

BF Borgers CPA PC, an independent registered public accounting firm, has audited the balance sheets of the Company (formerly known as Iris Grove Acquisition Corporation) as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from May 17, 2017 (inception) to December 31, 2016. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of October 15, 2018, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The SEC’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

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CANNASSIST INTERNATIONAL CORP.

September 30, 2018

Table of Contents

Condensed Balance Sheets as of September 30, 2018 (Unaudited) and December 31, 2017	F-2

Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2018) and for the period from May 17, 2017 (inception) to September 30, 2017 (Unaudited)	F-3

Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2018 and for the period from May 17, 2017 (inception) to September 30, 2017 (Unaudited)	F-4

Notes to Condensed Financial Statements (Unaudited)	F-5

F-1

CannAssist International Corp. Condensed Balance Sheets

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash	$52,644	$380
Accounts receivable	67,960	-
Prepaid expenses	91,181	-
Inventory	13,600	-

Total assets	$225,385	$380

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$16,896	$-
Accrued liabilities	-	2,000
Customer deposits	163,980	-
Due to a related party	2,635	-
Loan payable	7,000	1,000
Accrual for income taxes	7,300	-
Total current liabilities	197,811	3,000

Commitments and contingencies	-	-

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value 20,000,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 11,800,000 and 20,000,000 issued and outstanding, respectively	1,180	2,000
Additional paid in capital	3,921	471
Retained earnings (accumulated deficit)	22,473	(5,091)
Total Stockholders’ equity (deficit)	27,574	(2,620)

Total Liabilities and Stockholders’ Deficit	$225,385	$380

The accompanying notes are an integral part of these unaudited financial statements.

F-2

CannAssist International Corp. Condensed Statements of Operations (unaudited)

	For the Three Months Ended September 30,
	2018	2017	For the Nine Months Ended September 30, 2018	For the period from May 17, 2017 (inception) to September 30, 2017

Revenue	$189,330	$-	$189,683	$-
Revenue – related party	163,980	-	163,980	-
Total revenue	353,310	-	353,663	-

Cost of revenue	141,636	-	141,693	-
Cost of revenue– related party	129,636	-	129,636	-
Total cost of revenue	271,272	-	271,329	-
Gross margin	82,038	-	82,334	-

Operating expenses:
General and administrative	11,515	250	12,371	3,562
Commissions – related party	17,594	-	17,594	-
Professional fees	10,797	-	17,505	-
Total operating expenses	39,906	250	47,470	3,562

Income (loss) before provision for income taxes	42,132	(250)	34,864	(3,562)
Provision for income taxes	(7,300)	-	(7,300)	-

Net income (loss)	$34,832	$(250)	$27,564	$(3,562)

Income (loss) per share, basic and diluted	$0.00	$(0.00)	$0.01	$(0.00)
Weighted average shares outstanding, basic and diluted	10,367,501	20,000,000	15,688,608	20,000,000

The accompanying notes are an integral part of these unaudited financial statements.

F-3

CannAssist International Corp. Condensed Statements of Cash Flows (unaudited)

	For the Nine Months Ended September 30, 2018	For the period from May 17, 2017 (inception) to September 30, 2017
Cash flows from operating activities:
Net income (loss)	$27,564	$(3,562)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Common stock issued for services	-	2,000
Expenses paid for by stockholder and contributed as capital	1,750	312
Provision for income taxes	7,300	-
Changes in Operating Assets and Liabilities:
Accounts receivable	(13,300)	-
Inventory	(13,600)	-
Prepaid expenses	(91,181)	-
Accounts payable and accrued liabilities	14,896	1,250
Customer deposits	109,320	-
Net cash provided by operating activities	42,749	-

Cash flows from Investing activities:	-	-

Cash flows from Financing activities:
Proceeds from loans	6,000	-
Loan from a related party	2,635	-
Proceeds from sale of common stock	880	-
Net cash provided by financing activities	9,515	-

Net increase in cash	52,264	-
Cash, beginning of period	380	-
Cash, end of period	$52,644	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-4

CANNASSIST INTERNATIONAL CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Description of business

CannAssist International Corp. (the “Company” “CannAssist”) was incorporated on May 17, 2017 under the laws of the state of Delaware under the name Iris Grove Acquisition Corporation to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On May 23, 2018 the Company changed its name to CannAssist International Corporation. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and effecting a change in control.

On June 18, 2018, the Company cancelled all 20,000,000 shares of its issued and outstanding stock, which were contributed by the Company’s then shareholders, James Cassidy and James McKillop, at no cost to the Company, and issued 4,200,000, shares of common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 100% of the total outstanding common stock. With the issuance of the stock and the redemption of the 20,000,000 shares of stock, the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company intends to develop its business plan by acquiring Xceptor, LLC, a Wyoming corporation.

On July 12, 2018, the “Company, entered into a share exchange acquisition agreement with Xceptor LLC, a private company organized under the laws of Wyoming (“Xceptor”). The Acquisition was effected by the Company through the exchange of all the outstanding membership interests of Xceptor for 3,000,000 shares of common stock of the Company, valued at $0.0001 per share. At the time of the Acquisition, there was one shareholder of the Company who is also a shareholder and manager of Xceptor. Xceptor has become a wholly owned subsidiary of the Company and the Company has taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations. Since the Company and Xceptor were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of Xceptor’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring items, which, in the opinion of management, are necessary for a fair statement of the results of operations for the periods shown and are not necessarily indicative of the results to be expected for the full year ending December 31, 2018.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

F-5

CANNASSIST INTERNATIONAL CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

September 30, 2018

(Unaudited)

The Company recognizes revenue when product is shipped. The Company will often receive payment and/or pay for the cost of goods prior to shipping. When this occurs, the result is both a prepaid for the supplies to be used in their product and a customer deposit. As of September 30, 2018, the Company has a prepaid expense of $91,181 and customer deposits of $109,230, for orders to be shipped in Q4.

Cost of Sales

Cost of sales is determined on the basis of the cost of production or the purchase of goods, adjusted for the variation of inventory Cost of sale is recognized as the direct cost of products or services sold during the period.

Recent Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated revenues of $353,663 during the nine months September 30, 2018 and had a net income of $34,864 for the nine months ended September 30, 2018. The Company has retained earnings of $22,473 as of September 30, 2018. The Company requires capital for its contemplated operational and marketing activities. The obtainment of additional financing, through an initial capital raise, the successful development of the Company’s contemplated plan of operations, and its transition to the attainment of continued profitable operations are necessary for the Company to continue operations. There is no guarantee that the Company will be able to obtain the necessary financing or profitable operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 4 – RELATED PARTY TRANSACTIONS

On June 18, 2018, the Company cancelled all 20,000,000 shares of its issued and outstanding stock, which were contributed by the Company’s then shareholders, James Cassidy and James McKillop, at no cost to the Company, and issued 4,405,000, shares of common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 100% of the total outstanding common stock. All shares were sold to related parties at par value of $0.0001 for total cash proceeds of $440.

During the nine months ended September 30, 2018, a related party advanced the Company $2,635 to pay for certain operating expenses. The advances are unsecured, non-interest bearing and due on demand.

During the quarter ended September 30, 2018, the Company made a related party sale of $163,980, with related party cost of revenue of $129,636. The sale was processed through EME, LLC. EME, LLC is owned by Mark Palumba, CEO, and was the company previously fulfilling these orders. This sale was a onetime occurrence.

NOTE 5 – COMMON STOCK

During the nine months ended September 30, 2018, the Company sold 4,395,000 shares of common stock to third parties for total cash proceeds of $440.

On July 12, 2018, the “Company, entered into a share exchange acquisition agreement with Xceptor LLC, a private company organized under the laws of Wyoming (“Xceptor”). The Acquisition was effected by the Company through the exchange of all the outstanding membership interests of Xceptor for 3,000,000 shares of common stock of the Company, valued at $0.0001 per share.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued, and through the date of the filing, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the following.

Subsequent to September 30, 2018, the Company sold 610,000 shares of common stock for total cash proceeds of $10,060.

F-6

CANNASSIST INTERNATIONAL CORP.

(formerly Iris Grove Acquisition Corp.)

December 31, 2017

F-7

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of CannAssist International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CannAssist International Corp. (the "Company") as of December 31, 2017, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

October 15, 2018

F-8

IRIS GROVE ACQUISITION CORPORATION

BALANCE SHEET

December 31, 2017

ASSETS

Current assets

Cash	$-
Total assets	$-

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities

Accrued liabilities	$2,000
Total liabilities	2,000
Stockholders' deficit
Preferred stock, $0.0001 par value,
20,000,000 shares authorized; none
outstanding as of December 31, 2017	-

Common stock, $0.0001 par value, 100,000,000
shares authorized; 20,000,000 shares issued
and outstanding as of December 31, 2017	2,000

Additional paid-in capital	312

Accumulated deficit	(4,312)

Total stockholders' deficit	(2,000)
Total liabilities and stockholders'
deficit	$-

The accompanying notes are an integral part of these financial statements.

F-9

IRIS GROVE ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

For the period from
May 17, 2017
(Inception) to
December 31, 2017

Revenue	$-
Cost of revenue	-
Gross profit	-
Operating expenses	4,312
Loss before income taxes	(4,312)

Income tax expense	-
Net loss	$(4,312)

Loss per share - basic and diluted	$(0.00)

Weighted average shares-basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements.

F-10

IRIS GROVE ACQUISITION CORPORATION

STATEMENT OF STOCKHOLDERS' DEFICIT

			Additional	Accumu-	Total
	Common Stock		Paid-in	lated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance,
May 17, 2017
(Inception)	-	$-	$-	$-	$-

Issuance of
common stock
for service	20,000,000	2,000	-	-	2,000

Additional paid-in
capital	-	-	312	-	312

Net loss	-	-	-	(4,312)	(4,312)
Balance,
December 31,
2017	20,000,000	$2,000	$312	$(4,312)	$(2,000)

The accompanying notes are an integral part of these financial statements.

F-11

IRIS GROVE ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

For the period from
May 17, 2017
(Inception) to
December 31, 2017

OPERATING ACTIVITIES

Net loss	$(4,312)

Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed
as capital	312
Common Stock issued for services	2,000

Changes in Operating Assets and Liabilities:
Accrued liability	2,000
Net cash (used in) operating activities	-
Net increase in cash	-
Cash, beginning of period	-
Cash, end of period	$-
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income Tax	$-
Interest	$-

The accompanying notes are an integral part of these financial statements.

F-12

IRIS GROVE ACQUISITION CORPORATION

Notes to Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Iris Grove Acquisition Corporation ("the Company") was incorporated on May 17, 2017 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2017.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2017.

F-13

IRIS GROVE ACQUISITION CORPORATION

Notes to Financial Statements

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2017, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses of $4,312 during the period ended December 31, 2017. The Company had a working capital deficit of $2,000 and an accumulated deficit of $4,312 as of December 31, 2017. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

F-14

IRIS GROVE ACQUISITION CORPORATION

Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In January 2017, the FASB issued ASU No. 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business". The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, "Scope of Modification Accounting", which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, the ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. Management believes that this ASU will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016- 15"). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. Management believes that the impact of this ASU to the Company's financial statements would be insignificant.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

F-15

IRIS GROVE ACQUISITION CORPORATION

Notes to Financial Statements

NOTE 4 ACCRUED LIABILITIES

As of December 31, 2017, the Company had accrued professional fees of $2,000.

NOTE 5 STOCKHOLDERS' DEFICIT

On May 17, 2017, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, for a total of $2,000. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2017, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6 SUBSEQUENT EVENT

Management has evaluated subsequent events through March 20, 2018, the date which the financial statements were available to be issued. Except for the events disclosed above, all subsequent events requiring recognition as of December 31 2017 have been incorporated into these financial statements in accordance with FASB ASC Topic 855, "Subsequent Events."

F-16

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee		$$784.35
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses	$	*
Legal fees and expense		$0
Blue Sky fees and expenses		$0
Miscellaneous		$0
Total	$	*

* To be determined.

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

During the past three years, the Company has issued shares of common stock pursuant as follows:

The Company (as Iris Grove Acquisition Corporation) issued an aggregate of 20,000,000 shares on formation in May 2017 pro rata (10,000,000 each) to James Cassidy and James McKillop, at a purchase price equal to $0.0001 per share, of which all 20,000,000 shares were redeemed via contribution and cancelled at no cost to the Company.

In May 2018, the Company issued 4,200,000 shares of its common stock, at a purchase price equal to $0.0001 per share for total proceeds of $420, as part of a change in control.

On July 12, 2018, pursuant to the Acquisition, the Company issued 3,000,000 shares of its common stock, valued at $0.0001 per share, in exchange for all the outstanding membership interests of Xceptor LLC then held by its 2 members.

During the nine months ended September 30, 2018, the Company sold 4,600,000 shares of common stock, at a price of $0.0001 per share, for cash proceeds of $460 in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D as promulgated thereunder.

Subsequent to September 30, 2018 through the date of this report, the Company sold 610,000 shares of common stock for total cash proceeds of $10,060 in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D as promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1+	Agreement and Plan of Reorganization between CannAssist International Corp. and Xceptor LLC
3.1++	Certificate of Incorporation
3.2++	By-laws
3.3+++	Amendment to Certificate of Incorporation
5.1*	Opinion of Counsel on legality of securities being registered
21.1*	List of Subsidiaries
23.1*	Consent of Accountants
23.3*	Consent of Attorney (as part of Exhibit 5.1)

*	Filed herewith.
**	To be filed.

+	Previously filed on Form 8-K on July 13, 2018 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++	Previously filed on Form 10-12G on January 18, 2017 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++	Previously filed on Form S-1 on October 22, 2018 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in Fallbrook, CA, thereunto duly authorized on February 15, 2019.

CANNASSIST INTERNATIONAL CORP.

By:	/s/ Mark Palumbo
Title:	President, Secretary, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark Palumbo Mark Palumbo	President, Secretary, Chief Financial Officer and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	February 15, 2019

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